As filed with the Securities and Exchange Commission on June 10,
1999

                                       Registration No. __________

==================================================================

                 SECURITIES AND EXCHANGE COMMISSION
                        Washington, DC 20549

                           ----------------
                               FORM S-8
                        REGISTRATION STATEMENT
                  UNDER THE SECURITIES ACT OF 1933

                           ----------------
                           CBRL GROUP, INC.
     (Exact name of registrant as specified in its charter)

    Tennessee                               62-1749513
(State or other jurisdiction               (U.S. Employer
of incorporation or organization)          Identification No.)


106 Castle Heights Avenue N.
Lebanon, Tennessee                             37087
(Address of Principal Executive Offices)     (Zip Code)

                           ----------------

                            CBRL GROUP, INC.
                 AMENDED AND RESTATED STOCK OPTION PLAN
                      (Full Title of the Plan)

                           ----------------

                       James F. Blackstock, Esq.
           Vice President, Secretary and General Counsel
                           CBRL Group, Inc.
                          305 Hartmann Drive
                       Lebanon, Tennessee 37087
                            (615) 444-5533
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           ----------------
                                Copies to:

                      Clifford A. Roe, Jr., Esq.
                      Susan B. Zaunbrecher, Esq.
                        Dinsmore & Shohl LLP
                        255 East Fifth Street
                       Cincinnati, Ohio 45202
                           (513) 977-8200
                           ----------------
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.

                 CALCULATION OF REGISTRATION FEE
==================================================================

Title of                  Proposed       Proposed
Each Class                Maximum        Maximum     Amount of
of                        Offering       Aggregate   Registration
Securities   Amount to   Price Per       Offering      Fee
to be           be        Share          Price
Registered  Registered      (1)
----------  ----------   -----------   -----------  --------------
Common Stock,
$.01 par
value        3,500,000   $17.09375     $59,828,125   $16,632.22

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) based upon the average of the high and low prices of the Registrant's Common Stock on the Nasdaq National Market System on June 7, 1999.

             STATEMENT UNDER GENERAL INSTRUCTION E -
             REGISTRATION OF ADDITIONAL SECURITIES

     Pursuant to General Instruction E of Form S-8, this Registration Statement is filed solely to register an additional 3,500,000 shares of common stock, par value $0.01 per share, of the Registrant reserved for issuance under the Registrant's Amended and Restated Stock Option Plan. This increase was approved by the Board of Directors of the Registrant on September 25, 1997, and that decision was ratified by the Registrant's shareholders on November 25, 1997.

     Pursuant to Instruction E, the contents of the Registrant's Registration Statement on Form S-8, File No. 33-45482, including without limitation periodic reports that the Registrant filed, or will file, after such Form S-8 to maintain current information about the Registrant, are hereby incorporated by reference into this Registration Statement.

                              PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.   Exhibits.

     Exhibit No.             Description

     5                       Opinion of Dinsmore & Shohl LLP,
                             including its content

     23.1                    Consent of Deloitte & Touche LLP

     23.2                    Consent of Dinsmore & Shohl LLP
                             (included in Exhibit 5)

     24                      Power of Attorney (included on the
                             signature page)

                        SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lebanon, State of Tennessee on June 9, 1999.

                                 CBRL GROUP, INC.


                                 By:/s/ Dan W. Evins
                                    ----------------------------
                                    Dan W. Evins
                                    Chairman and Chief Executive
                                    Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below hereby appoints Michael A. Woodhouse and James F. Blackstock each to be his attorney-in-fact, for him or her in his or her name, place and stead, in any capacity, to sign any and all amendments relating to this Registration Statement, including any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with the Securities and Exchange Commission.

Principal Executive Officer:


/s/ Dan W. Evins                              June 9, 1999
---------------------------
Dan W. Evins
Chairman and Chief Executive Officer


Principal Financial and Accounting Officer:


/s/ Michael A. Woodhouse                      June 9, 1999
---------------------------
Michael A. Woodhouse
Chief Financial Officer and Treasurer

Directors:                              Date:

/s/ James C. Bradshaw                         June 9, 1999
---------------------------
James C. Bradshaw


/s/ Robert V. Dale                            June 9, 1999
---------------------------
Robert V. Dale


/s/ Dan W. Evins                              June 9, 1999
---------------------------
Dan W. Evins


/s/ Edgar W. Evins                            June 9, 1999
---------------------------
Edgar W. Evins


/s/ William D. Heydel                         June 9, 1999
---------------------------
William D. Heydel


/s/ Robert C. Hilton                          June 9, 1999
---------------------------
Robert C. Hilton


/s/ Charles E. Jones, Jr.                     June 9, 1999
---------------------------
Charles E. Jones, Jr.


/s/ Charles T. Lowe, Jr.                      June 9, 1999
---------------------------
Charles T. Lowe, Jr.


/s/ B.F. Lowery                               June 9, 1999
---------------------------
B.F. Lowery


/s/ Gordon L. Miller                          June 9, 1999
---------------------------
Gordon L. Miller


/s/ Martha M. Mitchell                        June 9, 1999
---------------------------
Martha M. Mitchell


/s/ Jimmie D. White                           June 9, 1999
---------------------------
Jimmie D. White

                           EXHIBIT INDEX


Exhibit No.                Description                    Page

     5                  Opinion of Dinsmore &
                        Shohl LLP, including
                        its consent

     23.1               Consent of Deloitte &
                        Touche LLP

     23.2               Consent of Dinsmore &
                        Shohl LLP (included
                        in Exhibit 5)

     24                 Power of Attorney
                        (included on signature
                        page)
----------------

                                               Exhibits 5 and 23.2


Susan B. Zaunbrecher
(513) 977-8171

                           June 9, 1999

CBRL Group, Inc.
305 Hartmann Drive
Lebanon, Tennessee 37087

Ladies and Gentlemen:

     This opinion is rendered for use in connection with the Registration Statement on Form S-8, prescribed pursuant to the Securities Act of 1933, to be filed by CBRL Group, Inc. (the "Company") with the Securities and Exchange Commission on or about June 9, 1999, under which an additional 3,500,000 shares of the Company's Common Stock $.01 par value ("Common Stock") are to be registered.

     We hereby consent to the filing of this opinion as Exhibits 5 and 23.2 to the Registration Statement and to the reference to our name in the Registration Statement.

     As counsel to the Company, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such statutes, documents, corporate records, certificates of public officials, and other instruments as we have deemed necessary for the purpose of this opinion, including the Company's Certificate of Incorporation and Bylaws and the record of proceedings of the shareholders and directors of the Company.

     Based upon the foregoing, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Tennessee.

2. The Amended and Restated Stock Option Plan (the "Plan") has been duly and validly authorized and adopted, and the additional 3,500,000 shares of the Company's Common Stock that may be issued and sold from time to time in accordance with the Plan have been duly authorized for issuance and will, when issued, sold and paid for in accordance with the Plan, be validly issued, fully paid and non-assessable.

                         Very truly yours,

                         DINSMORE & SHOHL LLP

                         /s/ Susan B. Zaunbrecher
                         Susan B. Zaunbrecher

                   Exhibit 23.1

                 INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of CBRL Group, Inc. (formerly Cracker Barrel Old Country Store, Inc.) on Form S-8 of our report dated September 9, 1998, appearing in the Annual Report on Form 10-K of CBRL Group, Inc. for the year ended July 31, 1998.

DELOITTE & TOUCHE, LLP

/s/ Deloitte & Touche
Nashville, Tennessee
June 9, 1999